Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Bolt Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share, Bolt Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan	Other	19,205	$3.56	$68,370	$0.00013810	$9.45
2	Equity	Common Stock, par value $0.00001 per share, Bolt Biotherapeutics, Inc. 2021 Equity Incentive Plan	Other	96,028	$4.19	$402,357	$0.00013810	$55.57
	Total Offering Amounts					$470,727		$65.02
	Total Fee Offsets							—
	Net Fee Due							$65.02

Offering Note

(1)
A. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.00001 par value per share (“Common Stock”) of Bolt Biotherapeutics, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock, as applicable.

B. The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.56 per share of Common Stock, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on March 9, 2026, multiplied by 85%, which is the percentage of the price per share applicable to shares issued under the 2021 ESPP.

C. The amount registered represents 19,205 additional shares of the Registrant’s Common Stock that were added to the shares authorized for issuance under the 2021 ESPP pursuant to an annual “evergreen” increase provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP will increase on January 1 of each calendar year that commences after the 2021 ESPP became effective and continuing through and including January 1, 2031, by the lesser of (a) 1% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year, (b) 42,000 shares, and (c) a number of shares determined by the Registrant’s board of directors.

(2)
A. See Note 1A.

B. The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.19 per share of Common Stock, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on March 9, 2026.

C. The amount registered represents 96,028 additional shares of the Registrant’s Common Stock that were added to the shares authorized for issuance under the 2021 Plan pursuant to an annual “evergreen” increase provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan will increase on the first day of January of each calendar year that commences after the 2021 Plan became effective and continuing through and including January 1, 2031, in an amount equal to 5% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors.

Table 2: Fee Offset Claims and Sources ☑ Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A